Investor Relations Contact:	Media Contact:
Randy Scherago GeoEye (703) 480-6325 scherago.randy@geoeye.com	Val Webb GeoEye 303-254-2120 webb.val@geoeye.com

GeoEye Finalizes Contract with Lockheed Martin
To Complete the Construction of GeoEye-2 Satellite

GeoEye-2 Will Provide the World’s Highest Resolution and Most Accurate Color Earth Imagery to
Government and Commercial Customers

DULLES, Va., (Oct. 26, 2010) — GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today that GeoEye Imagery Collection Systems Inc., a wholly-owned subsidiary of GeoEye, Inc., has signed a procurement contract with Lockheed Martin Space Systems Company, an operating unit of Lockheed Martin Corporation (Bethesda, Md., NYSE: LMT), to complete the development and construction of the GeoEye-2 satellite and the associated command and control system. Prior to entering this procurement contract, GeoEye and Lockheed Martin have been performing long-lead development and procurement activities for the GeoEye-2 satellite under an interim purchase agreement.

The GeoEye-2 imagery satellite is being built to support GeoEye’s EnhancedView contracts with the National Geospatial-Intelligence Agency (NGA) and also to meet the growing demands for imagery from commercial and international customers. Financial terms of the contract are not being disclosed.

Matt O’Connell, GeoEye’s chief executive officer and president, said, “We are pleased to have a finalized contract to ensure that Lockheed will meet our delivery schedule on time and on budget. When GeoEye-2 is operational in 2013, it will deliver the world’s highest resolution and most accurate color imagery to our government and commercial customers.”

Bill Schuster, GeoEye’s chief operating officer, said, “The GeoEye-2 imagery satellite will benefit from significant improvements in technologies and capabilities that Lockheed Martin and GeoEye have designed into the new satellite to better meet our customers’ demands for increased quantities of imagery at higher resolution. Our enhanced tasking capabilities with the GeoEye-2 satellite and the ability to collect more imagery at a faster rate will please both our domestic and international customers.”

About Lockheed Martin Space Systems Company
Lockheed Martin Space Systems Company designs and develops, tests, manufactures and operates a full spectrum of advanced-technology systems for national security and military, civil government and commercial customers. Chief products include human space flight systems; a full range of remote sensing, navigation, meteorological and communications satellites and instruments; space observatories and interplanetary spacecraft; laser radar; ballistic missiles; missile defense systems; and nanotechnology research and development.

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. In August, GeoEye was named one of Fortune Magazine’s “100 Fastest-Growing Companies” in the United States. Headquartered in Dulles, Virginia, the Company has over 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2010, and Aug. 9, 2010, respectively, and our Registration Statement on Form S-3, which we filed with the SEC on October 1, 2010. Copies of all SEC filings may be obtained from the SEC’s EDGAR Web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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